SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date earliest event reported) July 31, 1996
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                       HAUPPAUGE DIGITAL INC.
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          (Exact name of registrant as specified in its charter)

Delaware                           1-13550                   11-3227864
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(State or other jurisdiction       (Commission              (IRS Employer
   of incorporation)                File Number)          Identification No.)


            91 Cabot Court, Hauppauge, New York            11788
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            (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code (516) 434-1600
                                                   ------------------------
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      (Former name or former address, if changed since last report.)

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Item 5.   Other Events.

          On May 24, 1996, and June 7, 1996, Lew Lieberbaum and Co., Inc., the Company's Underwriter on its Public Offering, exercised its 133,333 Underwriter's Warrants pursuant to which it paid a total of $543,778.53 to the Company, and there was issued to it 133,333 shares of the Company's Common Stock and 133,333 Class A Warrants.

          On June 3, 1996, the Company gave notice to its Class A Warrantholders that it was calling for redemption on July 5, 1996, which period was extended until the close of business on July 17, 1996, all of the Company's outstanding Class A Warrants at a price of $.10 per Warrant pursuant to the terms of the Class A Warrants. A total of 1,609,516 Class A Warrants were outstanding and 1,575,786 of the Class A Warrants were exercised by the close of business on July 17, 1996. A total of $5,909,197.50 was paid to the Company for the exercise of these Warrants resulting in the issuance of 1,575,786 shares of the Company's Common Stock. The remaining unexercised Class A Warrants total 33,730 for which the Company will be making payment of $3,373 for their redemption.

          Accordingly, the number of outstanding shares of Common Stock of the Company has been increased from 2,756,183 to 4,465,302.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 31, 1996

                                   HAUPPAUGE DIGITAL INC.


                                   By: /s/ GERALD TUCCIARONE
                                       ________________________________
                                        Gerald Tucciarone
                                        Treasurer and Chief Financial Officer